UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2017

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

Alaska Communications Systems Group, Inc. (the "Company") agreed to the terms of a new Collective Bargaining Agreement (the "CBA") with the International Brotherhood of Electrical Workers, Local Union 1547 ("IBEW"), which represents all of the Company’s unionized employees. The CBA was ratified by a vote of the Company’s represented employees on December 8, 2017 and approved by the Company’s Board of Directors on December 11, 2017.

The CBA is effective through December 31, 2023 and, in addition to certain procedural and administrative matters, provides for:

a. Base wage increases of zero in 2017; 1.0% in 2018 and 2019; and 1.5% in 2020 through 2023.
b. Annual target incentive compensation payments of zero in 2017 through 2019, and 3.0% of base wage in 2020 through 2023.
c. Up to 160 hours of unpaid furloughs in 2018.
d. Certain involuntary employee separations in 2017.
e. Increase in the Company’s share of health insurance premiums in 2018, with 5% annual increases in the Company’s share of such premiums in 2019 through 2023.
f. Effective October 2021, all represented employees will have been migrated to a single wage schedule and contribution level under the IBEW pension plan.

The foregoing description of the CBA is a select summary only and is qualified in its entirety by reference to the full agreement which is expected to be filed concurrently with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

December 15, 2017	By:	Leonard A. Steinberg

Name: Leonard A. Steinberg
Title: Corporate Secretary